                                                                 EXHIBIT 10.35
                                                                [CONFORMED COPY]





                                 LOAN AGREEMENT

                                      among

                      ROCKEFELLER CENTER PROPERTIES, INC.,

                           THE LENDERS PARTIES HERETO

                                       and

                    GOLDMAN SACHS MORTGAGE COMPANY, as Agent

                                   dated as of

                                December 18, 1994

                          TABLE OF CONTENTS

                                                                    Page
                                                                    ----

  SECTION 1   DEFINITIONS AND ACCOUNTING TERMS....................     1
       1.01   Definitions.........................................     1
       1.02   Computation of Time Periods.........................    11
       1.03   Accounting Terms....................................    11

  SECTION 2   THE LOAN............................................    11
       2.01   The Loan............................................    11
       2.02   Maturity............................................    12
              (a)   Maturity Date.................................    12
              (b)   Payment.......................................    12
       2.03   Interest............................................    12
       2.04   The Notes...........................................    12
       2.05   Prepayments.........................................    12
              (a)   Voluntary Prepayments.........................    12
              (b)   Mandatory Prepayments.........................    13
       2.06   Payments and Computations...........................    13
       2.07   Taxes; Regulatory Change............................    14
              (a)  Taxes..........................................    14
              (b)  Regulatory Change..............................    16
       2.08   Unavailability......................................    16
       2.09   Break Funding Costs.................................    17
       2.10   Mitigation..........................................    17
       2.11   Pro Rata Treatment..................................    17
       2.12   Sharing of Payments.................................    17

  SECTION 3   CONDITIONS PRECEDENT................................    18
       3.01   Disbursement of Loan................................    18
              (a)   Executed Loan Documents.......................    18
              (b)   Procedures Regarding Collateral...............    18
              (c)   No Default; Representations and
                      Warranties..................................    19
              (d)   Opinion of Counsel............................    19
              (e)   Corporate Documents...........................    19
              (f)   Related Transactions..........................    19
              (g)   Fee and Expenses..............................    20
              (h)  Other Documents................................    20
              (i)  Loan Agreement Default.........................    20
              (j)   Market Conditions.............................    20
              (k)   Consent to Assignment.........................    20
              (l)   Business Combination..........................    20

       3.02   Obligation of Borrower to Close.....................    21

  SECTION 4   REPRESENTATIONS AND WARRANTIES OF
              BORROWER............................................    21
       4.01   Existence, Power and Ownership......................    21

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                                                                     Page
                                                                     ----

       4.02   Authorization.......................................    21
       4.03   No Violations or Conflicts .........................    21
       4.04   Consents............................................    22
       4.05   Enforceable Obligations.............................    22
       4.06   Financial Condition; Securities and
                    Exchange Commission Filings...................    22
       4.07   No Default..........................................    23
       4.08   Liens...............................................    23
       4.09   Indebtedness........................................    23
       4.10   Litigation..........................................    23
       4.11   Material Agreements.................................    23
       4.12   Taxes...............................................    23
       4.13   Compliance with Law.................................    24
       4.14   ERISA...............................................    24
       4.15   Subsidiaries........................................    24
       4.16   Use of Proceeds; Margin Stock.......................    24
       4.17   Government Regulation...............................    25
       4.18   Pari Passu Obligations..............................    25
       4.19   Ownership of Real Estate............................    25
       4.20   No Pending Condemnation or Eminent Domain...........    26
       4.21   Capitalization......................................    26

  SECTION 5   AFFIRMATIVE COVENANTS OF THE BORROWER...............    26
       5.01   Information Covenants...............................    26
              (a)   Annual Financial Statements...................    26
              (b)   Auditor's Certificate.........................    27
              (c)   Quarterly Financial Statements................    27
              (d)   Officer's Certificate.........................    27
              (e)   Auditor's Reports.............................    27
              (f)   Real Estate and Other Information.............    28
              (g)   Other Information.............................    28
              (h)   Notice of Default or Litigation...............    28
              (i)   Changes to Indebtedness.......................    29
       5.02   Preservation of Existence
                    and Franchises................................    29
       5.03   Books, Records and Inspections......................    29
       5.04   Compliance with Law.................................    29
       5.05   Insurance...........................................    29
       5.06   Maintenance of Property.............................    30
       5.07   Plan Assets.........................................    30
       5.08   Intercreditor Agreement.............................    30
       5.09   Resale of Loan......................................    30

  SECTION 6   NEGATIVE COVENANTS..................................    31
       6.01   Indebtedness........................................    32
       6.02   Liens...............................................    32
       6.03   Nature of Business..................................    32
       6.04   Consolidation, Merger, Sale or Purchase

                                                                    Page
                                                                    ----

                of Assets.........................................    33
       6.05   Advances, Investments and Loans.....................    33
       6.06   Transactions with Affiliates........................    33
       6.07   Operating Lease Obligations.........................    33
       6.08   Sale and Leaseback..................................    34
       6.09   Governing Documents.................................    34
       6.10   ERISA...............................................    34
       6.11   Dividends...........................................    34
       6.12   Modifications to Mortgage...........................    34
       6.13   Mortgage Conversion.................................    35
       6.14   Coverage Test.......................................    35
       6.15   Modification or Prepayment of
                Indebtedness......................................    35

  SECTION 7   EVENTS OF DEFAULT...................................    35
       7.01   Events of Default...................................    35
              (a)   Payment.......................................    35
              (b)   Representations...............................    36
              (c)   Covenants.....................................    36
              (d)   Other Agreements..............................    36
              (e)   Bankruptcy, etc...............................    36
              (f)   Defaults under Other Agreements...............    37
              (g)   Judgments.....................................    37
       7.02   Remedies............................................    38

  SECTION 8   THE AGENT AND THE LENDERS...........................    38
       8.01   The Agency..........................................    38
       8.02   The Agent's Duties..................................    39
       8.03   The Agent's Liabilities.............................    39
       8.04   The Agent as a Lender...............................    40
       8.05   Lender Credit Decision..............................    40
       8.06   Indemnification.....................................    40
       8.07   Successor Agent.....................................    41

  SECTION 9   MISCELLANEOUS.......................................    42
       9.01   Notices.............................................    42
       9.02   Benefit of Agreement; Assignments and
                    Participations................................    42
       9.03   No Waiver; Remedies Cumulative......................    44
       9.04   Payment of Expenses; Indemnification................    44
       9.05   Amendments, Waivers and Consents....................    47
       9.06   Counterparts........................................    47
       9.07   Headings............................................    47
       9.08   Survival of Indemnities.............................    47
       9.09   Governing Law; Submission to Jurisdiction;
                Venue.............................................    48
       9.10   Severability........................................    48

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                                                                    Page
                                                                    ----

       9.11   Entirety............................................    48
       9.12   Survival of Representations and
                Warranties........................................    48

Schedules
- ---------
Schedule 3.01 - Fees
Schedule 4.09 - Indebtedness
Schedule 4.10 - Litigation
Schedule 4.11 - Material Agreements
Schedule 5.05 - Insurance

Exhibits
- --------
Exhibit A - Form of Floating Rate Promissory Note
Exhibit B - Form of Officer's Certificate
Exhibit C - Form of Assignment of Mortgage
Exhibit D - Form of Collateral Trust Agreement
Exhibit E - Form of Letter Agreement
Exhibit F - Form of Registration Rights Agreement

                                 LOAN AGREEMENT


            LOAN AGREEMENT, dated as of December 18, 1994 (the "Loan Agreement"), among Rockefeller Center Properties, Inc., a Delaware corporation (the "Borrower"), the lenders identified on the signature pages hereto (each, a "Lender" and, collectively, the "Lenders") and Goldman Sachs Mortgage Company, a New York limited partnership, as Agent for the Lenders (the "Agent").


                                    RECITALS

            WHEREAS, the Borrower has requested that the Lenders make loans to it in the aggregate principal amount of $150,000,000, the proceeds of such loans to be used by the Borrower to retire its outstanding commercial paper, to pay fees and expenses in connection with this Loan Agreement and to satisfy the interest rate swap agreements specified in Schedule 4.09; and

            WHEREAS, the Lenders have agreed to make the requested loans to the Borrower on the terms and conditions hereinafter set forth.

                    NOW, THEREFORE, IT IS AGREED AS FOLLOWS:


                                    SECTION 1
                        DEFINITIONS AND ACCOUNTING TERMS

            1.01. DEFINITIONS. As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

            "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all partners, directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation or a partnership if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or to vote 10% or more of the partnership interests of such partnership or (ii) to direct or cause direction of the management and policies of such corporation or partnership, whether through the ownership of voting securities, as managing or general partner, by contract or otherwise.

            "ASSIGNMENT OF MORTGAGE" means the Assignment of Mortgage in the form of Exhibit C hereto from the Borrower to the Collateral Agent providing for an assignment of the Mortgage as security for the Loan, the 14% Debentures and the Indenture Securities.

            "BASE RATE" means the average of the rates of interest per annum publicly announced by each of Citibank, N.A., Chemical Bank and Chase Manhattan Bank, N.A. from time to time as its prime or reference rate, the Base Rate to change as and when the base rate of any such bank shall change.

            "BUSINESS DAY" means any day other than a Saturday, a Sunday, a legal holiday in New York, New York or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close; PROVIDED, HOWEVER, if the day in question relates to the determination of the LIBO Rate, an Interest Period or an Interest Payment Date, a "Business Day" means a day upon which banks are open for the transaction of business in London, England and New York, New York and dealings in U.S. dollar deposits are also carried on in the London interbank market.

            "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits and certificates of deposit of a bank (an "Approved Bank") that is either (x) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued or guaranteed by any Approved Bank rated at least A-1 (or the equivalent thereof) by S&P or at least P-1 (or the equivalent thereof) by Moody's and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the

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Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, and (v) publicly traded short-term notes, bonds and other obligations having short-term unsecured debt ratings of at least A-1 (or the equivalent thereof) by S&P or at least P-1 (or the equivalent thereof) by Moody's.

            "CLOSING DATE" has the meaning specified in Section 2.01 hereof.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL AGENT" means the Trustee under the Collateral Trust Agreement.

            "COLLATERAL TRUST AGREEMENT" means the Collateral Trust Agreement in the form of Exhibit D hereto among the Collateral Agent, the Agent, Whitehall, the Borrower and the Trustee providing for a pledge of the Mortgage Note and other collateral as security for the Loans, the 14% Debentures and the Indenture Securities.

            "COMMON STOCK" means common shares, par value $.01, of the Borrower.

            "CONSISTENT BASIS" or "CONSISTENT BASIS" means, with regard to the application of accounting principles, accounting principles consistent in all material respects with the accounting principles used and applied in preparation of the financial statements previously delivered to the Lenders and referred to in Section 4.06.

            "DEBENTURE PURCHASE AGREEMENT" means the Debenture Purchase Agreement dated the date hereof between the Borrower and Whitehall.

            "DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

            "ERISA AFFILIATE" means each person (as defined in Section 3(9) of ERISA) which together with the Borrower would be deemed to be a member of the same "controlled

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group" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

            "EVENT OF DEFAULT" has the meaning specified in Section 7.01 hereof.

            "FIXED AMORTIZATION AMOUNT" has the meaning specified in Section 2.05(b).

            "14% DEBENTURES" means the Borrower's 14% Debentures issued pursuant to the Debenture Purchase Agreement.

            "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means generally accepted accounting principles in the United States in effect as of the date of this Loan Agreement.

            "GUARANTY OBLIGATIONS" means any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof.

            "INDEBTEDNESS" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets which in accordance with generally accepted accounting principles would be shown to be a liability (or on the liability side of a balance sheet) of such Person, (iii) all Guaranty Obligations of such Person, (iv) the maximum amount of all letters of credit issued or acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder (other than letters of credit (x) supporting other Indebtedness of such Person, or (y) offset by a like amount of cash or government securities held in escrow to secure such letter of credit and draws thereunder), (v) all capitalized lease obligations of such Person,
(vi) all indebtedness of another Person secured by any lien on any property of such Person, whether or not such indebtedness has been assumed, (vii) all obligations under take-or-pay or similar arrangements or under interest rate swap, currency swap, or commodities agreements of such Person, (viii) indebtedness created or arising under any conditional sale or title retention agreement of such Person, (ix) obligations of such Person with respect to withdrawal liability or insufficiency in excess of $5,000,000 (calculated on an accumulated benefit obligation basis) under ERISA or under any qualified plan or related trust and (x) all other obligations which in accordance with generally accepted accounting principles would be shown to be a liability (or on the liability side of a balance sheet) of such Person; PROVIDED, HOWEVER, that Indebtedness shall not include trade payables and accrued expenses arising or incurred in the ordinary course of business.

            "INDENTURE SECURITIES" means the securities of the Borrower issued pursuant to the 1985 Indenture.

            "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of the date hereof among the Agent, the Lenders, Whitehall and the Borrower.

            "INTEREST PAYMENT DATE" means the last day of each Interest
Period.

            "INTEREST PERIOD" means (a) with respect to the initial Interest Period, the period beginning on the Closing Date and ending on the first day of the next succeeding March, June, September or December, as the case may be, and
(b) with respect to each succeeding Interest Period, the three-month period beginning on the day after the end of the preceding Interest Period; PROVIDED, HOWEVER, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then the Interest Period shall end on the next preceding Business Day), (B) no Interest Period shall extend beyond the Maturity Date and
(C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

            "LENDER" has the meaning given to such term in the first paragraph of this Loan Agreement.

            "LETTER AGREEMENT" means the letter agreement in the form of Exhibit E hereto regarding the assignment by the Borrower of its title insurance benefits to the Collateral Agent.

            "LIBO RATE" means, with respect to each Interest Period, a rate of interest per annum equal to either (i) the rate per annum for U.S. dollar deposits in the London interbank Eurodollar market appearing on Telerate Page 3750 as of 11:00 a.m. New York City time on the day that is two Business Days before the first day of the applicable Interest Period or (ii) if the rate referred to in the preceding subparagraph (i) is not available or cannot be determined, the rate per annum as determined by the Agent to be the rate per annum then being paid by first-class banking organizations in the London interbank Eurodollar market at 11:00 a.m. (New York City time) on the day that is two Business Days before the first day of the applicable Interest Period, in each case in an amount substantially equal to the then aggregate outstanding balance of the Loans and for a period equal to three months.

            "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice perfecting a security interest under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction, or other similar recording or notice statute, and any lease in the nature thereof).

            "LOAN" and "LOANS" shall have the meanings given to such terms in Section 2.01 hereof.

            "LOAN DOCUMENTS" means this Loan Agreement, the Note, the Assignment of Mortgage, the Collateral Trust Agreement, the Intercreditor Agreement, the Registration Rights Agreement, the Letter Agreement, the Debenture Purchase Agreement, the 14% Debentures, the Security Documents, the Stock Appreciation Rights Agreement, the Stock Appreciation Rights, the Warrant Agreement and the Warrants.

            "MATURITY DATE" shall have the meaning given to such term in
Section 2.02(a) hereof.

            "MOODY'S" means Moody's Investors Service, Inc.

            "MORTGAGE" means, collectively, the Mortgage and Security
Agreement, dated as of September 19, 1985, by RCPA and RCP to the Borrower, the Consolidation, Extension, Modification and Spreader Agreement, dated as of September 19, 1985, among RCPA, RCP and the Borrower, recorded with and certified by the City Register of the City of New York, and the Assignment of Rents, dated as of September 19, 1985, by RCPA and RCP to the Borrower, recorded with and certified by the City Register of the City of New York, each as amended from time to time.

            "MORTGAGE NOTE" means, collectively, the Mortgage Note, dated as of September 19, 1985, in the amount of $1,255,160,004, in favor of the Borrower and the Consolidated Mortgage Note, dated as of September 19, 1985, in the amount of $44,839,996, each as amended from time to time.

            "NET CASH FLOW" means, for the period in question and based on a cash basis of accounting (as modified to deduct accruals for any taxes and insurance), (i) gross receipts and/or income related to the Mortgage Note and Real Estate (including all rents, tax escrows, insurance proceeds, condemnation proceeds, and any other receipts or payments actually received by or on behalf of the Borrower under or in connection with the Real Estate or the Mortgage Note except tax escrows and condemnation and insurance proceeds legally or contractually required to be paid over to another Person by the Borrower whether or not within the period in question) and receipts from any other source, including the net proceeds of any sale of equity by the Borrower, minus (ii) the sum of (x) those actual operating, renting, administrative, legal and other ordinary expenses incurred by the Borrower, (y) interest paid or (without duplication) accrued (on a straight line basis) with respect to the Loan, the 14% Debentures, the Indenture Securities and any other Indebtedness permitted by
Section 6.01, and (z) dividends paid to holders of Common Stock or (without duplication) accrued (on a straight line basis) and distributions, if any, paid or (without duplication) accrued (on a straight line basis) to holders of the Warrants or the Stock Appreciation Rights as permitted by Section 6.11; PROVIDED, HOWEVER, for purposes of this calculation, expenses specified in clause (x) shall not include (except for the accruals described in the first parenthetical of this definition) any non-cash charges of the Borrower, including, without limitation, any depreciation or amortization; and, PROVIDED, FURTHER, that amounts accrued in respect of interest, dividends or distributions as specified in clauses (y) and (z) above may not be used for any purpose other than such interest payments, dividends or distributions, and, if not so used, such amounts shall be included in the calculation of Net Cash Flow hereunder.

            "1985 INDENTURE" means the Indenture, dated as of September 15, 1985 from the Borrower to United States Trust Company (as successor to Manufacturers Hanover Trust Company), as Trustee, as amended by the First Supplemental Indenture dated as of December 15, 1985, as further amended from time to time.

            "1985 LOAN AGREEMENT" means the Loan Agreement dated as of September 19, 1985 among the Borrower, RCPA and RCP, as amended from time to time.

            "NOTES" means, collectively, the floating rate promissory notes of the Borrower in favor of each of the Lenders evidencing the Loans and provided in accordance with Section 2.04 hereof, as such promissory notes may be amended, modified, supplemented or replaced from time to time.

            "PERMITTED INVESTMENTS" means cash and Cash Equivalents.

            "PERMITTED LIENS" means (i) Liens created by the Collateral Trust Agreement, the Security Documents, the Assignment of Mortgage and the Letter Agreement or otherwise created by, under or in connection with this Loan Agreement or the other Loan Documents in favor of the Collateral Agent; (ii) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established (and as to which the property subject to such Lien is not yet subject to foreclosure, sale or loss on account thereof); (iii) Liens in respect of property imposed by law arising in the ordinary conduct of business such as materialmen's, mechanics', warehousemen's and other like Liens; provided that such Liens secure only amounts not yet due and payable or amounts being contested in good faith by appropriate proceedings for which adequate reserves have been established (and as to which the property subject to such lien is not yet subject to foreclosure, sale or loss on account thereof); (iv) pledges or deposits made to secure payment under worker's compensation insurance, unemployment insurance, pensions, social security programs, public liability laws or similar legislation; (v) Liens arising from good faith deposits in connection with or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money); (vi) easements, rights-of-way, restrictions (including zoning restrictions), defects or irregularities in title and other similar charges or encumbrances not, in any material respect, interfering with the ordinary course of business of the Borrower; (vii) leases or subleases granted to others, whether existing now or hereafter entered into, in the ordinary conduct of business, not in any material respect, interfering with the ordinary conduct of business of the Borrower; and
(viii) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay.

            "PERSON" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

            "PLAN" means any multiemployer or tax-qualified single-employer plan as defined in Section 4001 of ERISA.

            "PLAN ASSETS" means such term within the meaning and as defined in the Department of Labor Regulation 29 CFR Section 2510.3-101, as amended, and the advisory opinions or other administrative interpretations thereunder.

            "PURCHASE OPTION" means the Purchase Option, dated as of September 19, 1985, among RCPA, RCP and the Borrower.

            "RCP" means Rockefeller Center Properties, a New York general partnership.

            "RCPA" means RCP Associates, a New York limited partnership.

            "REAL ESTATE" means the real property identified in Exhibit A to the Mortgage and Security Agreement, dated as of September 19, 1985, by RCPA and RCP to the Borrower, but excluding any Development Rights (as defined therein) available to the land identified in Exhibit A and Exhibit C thereto and the area identified in Exhibit B thereto.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement in the form of Exhibit F hereto among the Borrower, the Agent and Whitehall.

            "REGULATION G, T, U OR X" means, respectively, Regulation G, T, U and X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "REQUIRED LENDERS" means Lenders holding more than 50% of the aggregate outstanding principal amount of the Loans.

            "RGI PLAN" shall have the meaning given to such term in Section
4.14 hereof.

            "S&P" means Standard & Poor's Corporation.

            "SAR AGENT" means the SAR Agent under the Stock Appreciation Rights Agreement.

            "SECURITY DOCUMENTS" means the Assignment of Mortgage and the letters of credit delivered in accordance with the Collateral Trust Agreement.

            "STOCK APPRECIATION RIGHTS" means the stock appreciation rights issued pursuant to the Stock Appreciation Rights Agreement.

            "STOCK APPRECIATION RIGHTS AGREEMENT" means the Stock Appreciation Rights Agreement dated the date hereof between the Borrower and the SAR Agent.

            "SUBSIDIARY" of any Person means, with respect to such Person, (i) any corporation more than 25% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 25% equity interest at any time.

            "TRUSTEE" means United States Trust Company, as Trustee, under the 1985 Indenture, or any successor trustee thereto.

            "WARRANT AGENT" means the Warrant Agent under the Warrant
Agreement.

            "WARRANT AGREEMENT" means the Warrant Agreement dated the date hereof between the Borrower and the Warrant Agent.

            "WARRANTS" means the warrants for the purchase of shares of Common Stock issued pursuant to the Warrant Agreement.

            "WHITEHALL" means Whitehall Street Real Estate Limited Partnership V, a Delaware limited partnership.

            1.02. COMPUTATION OF TIME PERIODS. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

            1.03. ACCOUNTING TERMS. Accounting terms used but not otherwise defined herein shall have the meanings provided, and be construed in accordance with, generally accepted accounting principles.


                                    SECTION 2
                                    THE LOAN

            2.01. THE LOAN. Subject to the terms and conditions set forth herein, each Lender agrees to make a term loan (each a "Loan", and collectively, the "Loans") to the Borrower on the Closing Date (as defined below) in a principal amount equal to its loan commitment as set forth on the signature pages hereto, the aggregate principal amount of the Loans to be equal to $150,000,000. Each Lender will make available to the Agent no later than 12:00 noon, New York time, on the Closing Date, the amount of its Loan in immediately available funds at the office of the Agent specified in Section 8.01. Upon receipt by the Agent of all such funds and upon satisfaction of the conditions set forth in Section 3.01, the Agent shall disburse the Loans to the Borrower by making a wire transfer in the aggregate principal amount of the Loans to the account designated by the Borrower. Subject to the provisions of Sections 3.01 and 3.02, the date of the making of the Loans (the "Closing Date") shall occur as soon as practicable but in no event more than 5 Business Days following satisfaction of the condition specified in Section 3.01(k); PROVIDED, that the Closing Date shall not occur later than the close of business on March 31, 1995 unless the parties hereto otherwise agree.

            2.02.  MATURITY.

            (a) MATURITY DATE. The Loans shall be due and payable on December 31, 2000 (the "Maturity Date").

            (b) PAYMENT. The Borrower agrees to pay the outstanding principal amount of the Loans, together with all accrued but unpaid interest thereon and all other amounts owing from the Borrower to the Lenders, on the Maturity Date.

            2.03. INTEREST. The outstanding principal balance of the Loans from time to time shall bear interest at a rate per annum equal to the LIBO Rate plus 4%, or, in the event the interest rate conversion provided by Section 2.08 is elected by the Agent, the Base Rate plus 3%, from the Closing Date through and including the Maturity Date. The interest rate shall be set two Business Days prior to the Closing Date and two Business Days prior to the first day of each Interest Period thereafter. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans shall bear interest, payable on demand, at a rate equal to 4% per annum in excess of the rate otherwise applicable hereunder. Except as otherwise provided herein, accrued interest shall be payable in arrears on each Interest Payment Date.

            2.04. THE NOTES. The Loans shall be evidenced by duly executed floating rate promissory notes of the Borrower, one such Note for each Lender in the principal amount of each such Lender's Loan, substantially in the form of Exhibit A attached hereto.

            2.05.  PREPAYMENTS.

            (a) VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay the Loans at any time in whole or in part upon 30 days advance written notice to the Agent; PROVIDED, HOWEVER, such prepayments may be made only on the last day of an Interest Period (unless the Borrower pays the breakage costs provided for in Section 2.10 hereof). Voluntary prepayments made during the period from the Closing Date through the first anniversary thereof shall be made at 103% of the principal amount prepaid; voluntary prepayments made during the period from the day after the first anniversary of the Closing Date through the second anniver-sary of the Closing Date shall be made at 101.5% of the principal amount prepaid; and voluntary prepayments made thereafter shall be made at 100% of the principal amount prepaid, in each case with interest accrued to the date of prepayment. Voluntary prepayments of the Loans shall be applied first to accrued but unpaid interest and then to the principal balance of the Loans. Amounts prepaid hereunder may not be reborrowed.

            (b) MANDATORY PREPAYMENTS. On each Interest Payment Date commencing June 1, 1995 through the Maturity Date the Borrower shall prepay the Loans in an amount equal to Net Cash Flow calculated as of the last day of the most recent fiscal quarter; PROVIDED, HOWEVER, that for each fiscal year through 1999, the prepayment to be made by the Borrower on the last Interest Payment Date in each such fiscal year shall be in an amount equal to the greater of (i) the amount payable hereunder pursuant to the preceding clause and (ii) the Fixed Amortization Amount minus the aggregate amount of prepayments previously made pursuant to this Section 2.05(b) during such fiscal year.
"Fixed Amortization Amount" means, for 1995, $3,000,000, for 1996, $9,000,000, for 1997, $10,000,000, for 1998, $12,000,000 and, for 1999, $15,000,000.
Amounts so prepaid may not be reborrowed.

            2.06. PAYMENTS AND COMPUTATIONS. All payments hereunder shall be made to the Agent, for the benefit of the Lenders, in U.S. dollars in immediately available funds to the account of the Agent as notified to the Borrower not later than 2:00 p.m. (New York City time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. Subject to the definition of Interest Period, whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension). All computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of the Loans, but exclude the date on which the Loans are repaid. All payments received from the Borrower hereunder shall be applied in the following order: FIRST, to the payment of any costs and expenses and other amounts due pursuant to Section 9.04; SECOND, to the payment of any amount due under this Loan Agreement other than any amount referred to in this sentence; THIRD, to the ratable payment of interest due on the Notes;
FOURTH, to the ratable payment of principal and premium, if any, due on the Notes.

            2.07. TAXES; REGULATORY CHANGE. (a) TAXES. (i) To the extent permitted by law, all payments under this Loan Agreement and under the Notes (including payments of principal and interest) shall be payable to each Lender free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges (collectively, the "Taxes"); PROVIDED, that "Taxes" shall not include taxes imposed on or measured by the overall net income of each Lender by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the net income of any foreign office, branch or subsidiary of such Lender by any foreign country or subdivision thereof in which such office, branch or subsidiary is doing business or is organized or considered to be resident. If any Taxes are required to be withheld or deducted from any amount payable under this Loan Agreement or any Note, then the amount payable under this Loan Agreement or such Note shall be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to such Lender the amount stated to be payable under this Loan Agreement or such Note. The Borrower shall execute and deliver to any Lender upon its request such further instruments as may be necessary or desirable to give full force and effect to any such increase. The Borrower shall also hold each Lender harmless and indemnify it for any stamp or other similar taxes with respect to the preparation, execution, delivery, recording or enforcement of the Loan Documents (all of which shall be included within "Taxes"). If any of the Taxes specified in this Section 2.07(a) are paid by any Lender, the Borrower shall, upon demand of such Lender, promptly reimburse such Lender for such payments, together with any interest, penalties and expenses incurred in connection therewith. The Borrower shall deliver to the Agent certificates or other valid vouchers for all Taxes or other changes deducted from or paid with respect to payments made by the Borrower hereunder.

            (ii) If any Lender or the Agent receives an official notice of refund in respect of any Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.07, it shall promptly notify the Borrower of the availability of such refund and apply for such refund at the Borrower's expense. If any Lender or the Agent receives a refund in respect of any Taxes as to which it has been indemnified by the Borrower, it shall promptly pay such refund (including interest and penalties, if any) to the Borrower, net of reasonable out-of-pocket expenses of such Lender or the Agent.

            (iii) Each Lender organized under the laws of a jurisdiction outside the United States (a "Non-U.S. Lender"), on or prior to the date of its execution and delivery of this Loan Agreement in the case of each original Lender or on the date of the assignment and acceptance pursuant to which it becomes a Lender in the case of each other Lender (in each such case, the "Initial Date"), and from time to time thereafter as appropriate (but only so long as such Lender remains lawfully able to do so), shall provide each of the Borrower and the Agent two true and complete copies of Internal Revenue Service Form 1001 or 4224 or (in the case of a Lender that has delivered to the Borrower and the Agent a duly executed certificate described below) Form W-8, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Non-U.S. Lender is exempt from United States withholding tax on all payments pursuant to this Loan Agreement or the Notes or, in the case of a Lender providing a Form W-8, certifying that the Lender is a foreign corporation, partnership, estate or trust. If such Non-U.S. Lender delivers a Form W-8, it shall thereafter deliver a certificate representing that such Non-U.S. Lender is not a "bank" for the purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). A Non-U.S. Lender shall not be entitled to indemnification under the Loan Documents in respect of United States withholding tax to the extent that the obligation to withhold amounts with respect to such tax is imposed under the law (including for purposes of this subparagraph (iii), without limitation, statutes, regulations, and proposed regulations) in existence on the Initial Date or, with respect to payments to a new lending office, the date such Non-U.S. Lender designated such new lending office with respect to a Loan. Nothing in the preceding sentence shall release the Borrower from its obligation to indemnify a Lender other than an original Lender in respect of United States withholding taxes to the extent that those taxes are imposed as a result of a change after the date hereof in the portfolio interest exemption. Further, for any period with respect to which a Non-U.S. Lender has failed to provide the Borrower with the appropriate form and, if applicable, certificate described in this subsection (other than if the Lender is legally unable to provide such form or certificate due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form or certificate otherwise is not required under the first sentence of this subsection (iii), such Lender shall not be entitled to indemnification under the Loan Documents with respect to withholding taxes imposed by the United States.

            (b) REGULATORY CHANGE. If, as a result of any change in law or regulation or in the interpretation thereof by any court or governmental or administrative authority or the enactment of any law or regulation, (a) any reserve, special deposit, capital adequacy or similar requirements (other than such requirements as are taken into account in determining the LIBO Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of any Lender is imposed, modified or deemed applicable; or
(b) any other condition affecting a Loan subject to the LIBO Rate (other than in respect of taxes covered by Section 2.07(a)or expressly excluded from the definition of Taxes as specified in Section 2.07(a)) is imposed on any Lender and such Lender reasonably determines that, by reason thereof, the cost to such Lender of making or maintaining its Loan is increased, or any amount receivable by such Lender hereunder in respect of any portion of its Loan is reduced, in each case by an amount deemed by such Lender to be material (such increases in cost and reductions in amounts receivable being herein called "Increased Costs"), then the Borrower agrees that it will pay to such Lender upon its request such additional amount or amounts as will compensate such Lender for such Increased Costs to the extent such Lender reasonably determines that such Increased Costs are allocable to its Loan. Each Lender will notify the Borrower of any event occurring after the date hereof which will entitle such Lender to compensation pursuant to this Section 2.07 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Notwithstanding the foregoing, in no event shall the Borrower be required to compensate any Lender for any portion of its income or franchise taxes, whether or not attributable to payments made by such Lender. If any Lender requests compensation under this Section 2.07, the Borrower may, by notice to such Lender, require that such Lender furnish to the Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.

            2.08.  UNAVAILABILITY.  Without limiting the effect of Section
2.07, in the event that, (a) the Agent shall have determined in good faith after reasonable investigation that dollar deposits in the principal amount of the Loans are not generally available in the London interbank market, or (b) reasonable means do not exist for ascertaining the LIBO Rate, then, if the Agent so elects, by notice to the Borrower, the interest rate applicable to the then outstanding principal balance of the Loans shall be converted to a rate equal to the then Base Rate as in effect from time to time plus 3%. If the Agent elects to convert the interest rate applicable to the Loans to the Base Rate plus 3% pursuant to the terms of this Section 2.08 the Borrower may, by notice to the Agent, require that the Agent furnish to the Borrower a statement setting forth the basis for such election.

            2.09. BREAK FUNDING COSTS. The Borrower agrees that it will reimburse each Lender on demand for any loss incurred or to be incurred by such Lender in the reemployment of the funds released by any prepayment of any principal balance of the Loans if such prepayment occurs other than on the last day of an Interest Period. Such loss shall be the difference as reasonably determined by such Lender between the amount that would have been realized by such Lender for the remainder of such Interest Period based on the LIBO Rate applicable for such Interest Period (without regard to the applicable spread over the LIBO Rate referred to in Section 2.03) and any lesser amount that would be realized by such Lender in reemploying the funds received in prepayment by making loans of the same type (but utilizing the then applicable LIBO Rate) in the principal amount prepaid during the period from the date of prepayment to the last day of the then applicable Interest Period.

            2.10. MITIGATION. The Lenders shall use reasonable efforts to avoid or mitigate any indemnifiable Taxes, increased cost, reduced receivable or suspension of the availability of the LIBO Rate under Sections 2.07 and 2.08 to the greatest extent practicable (including transferring the Loan to an affiliate) unless, in the opinion of any Lender, such efforts would be likely to have any adverse effect upon it.

            2.11. PRO RATA TREATMENT. Except to the extent otherwise provided herein, each Loan, each payment or prepayment of principal of any Loan, and each payment of interest on the Loans, shall be allocated pro rata among the Lenders. The Agent agrees to forward to the Lenders such principal and interest payments on the same Business Day as such amounts are received, collected or applied by the Agent from the Borrower unless the Agent receives such amounts after 2:00 p.m., New York time, in which case such payments shall be forwarded by the Agent to the Lenders on the next Business Day.

            2.12. SHARING OF PAYMENTS. Each Lender agrees that, in the event that any Lender shall obtain any payment in respect of any Loan owing to such Lender under this Loan Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its pro rata share as provided for in this Loan Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Lenders' Loans, in such amounts and with such other adjustments from time to time, as shall be equitable in order that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Loan Agreement. Each Lender further agrees that if a payment to a Lender (which is obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise) shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation.


                                    SECTION 3
                              CONDITIONS PRECEDENT

            3.01. DISBURSEMENT OF LOAN. The obligation of the Lenders to disburse the principal amount of the Loans is subject to the satisfaction (or waiver by the Lenders, PROVIDED, that the Lenders shall not waive the condition set forth in Section 3.01(k) without the consent of the Borrower which consent shall not be unreasonably withheld by the Borrower) on or prior to the Closing Date of the following conditions (in form and substance acceptable to the Lenders) and the Borrower agrees to use its best efforts to the extent possible to satisfy such conditions as promptly as practicable after the date hereof:

            (a) EXECUTED LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the parties thereto and the Lenders shall have received executed copies of each of the Loan Documents, including the Assignment of Mortgage in recordable form.

            (b) PROCEDURES REGARDING COLLATERAL. Completion to the satisfaction of the Lenders of all steps necessary to create in favor of the Collateral Agent a valid, binding and perfected first priority pledge of the Mortgage Note and assignment of the Mortgage, including recordation of the Assignment of Mortgage.

            (c) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. Receipt by the Agent of a certificate signed by the President of the Borrower to the effect that both at the time of the making of the Loans and after giving effect thereto
(i) there shall exist no Default or Event of Default, and (ii) all representations and warranties contained herein and in the other Loan Documents then in effect shall be true and correct in all material respects.

            (d) OPINION OF COUNSEL. Receipt by the Agent of a legal opinion, or opinions, in form and substance reasonably satisfactory to the Agent and dated as of the Closing Date, from legal counsel to the Borrower as to legal matters referred to in Section 4.

            (e) CORPORATE DOCUMENTS. Receipt by the Agent of all documents reasonably requested by the Agent relating to the existence of the Borrower, the validity of the Loan Documents and other matters relating thereto, in form and substance satisfactory to the Agent, including, but not limited to:

               (i) CERTIFICATES OF AUTHORIZATION AND INCUMBENCY. Certificate of the Secretary of the Borrower, dated as of the Closing Date, as to resolutions approving and adopting the Loan Documents and authorizing the execution and delivery thereof and as to the authority of the persons executing such documents.

              (ii) CERTIFICATES OF INCORPORATION AND BY-LAWS. Copies of the Certificate of Incorporation and By-laws of the Borrower, together with all amendments thereto certified as of the Closing Date.

             (iii) CERTIFICATES OF GOOD STANDING OR EXISTENCE. Certificates of good standing or existence for the Borrower issued as of a recent date by its state of organization and each other state where the Borrower, by the nature of its business, is required to qualify or register.

            (f) RELATED TRANSACTIONS. Closing of the transactions relating to the issuance of the 14% Debentures, the Stock Appreciation Rights and the Warrants and review and approval by the Agent of the documents relating thereto.

            (g) FEE AND EXPENSES. Payment to the Agent of a fee as set forth in Schedule 3.01 and all expenses of the Agent in connection herewith shall be made on the Closing Date. Such fee and expenses shall be paid out of the proceeds of the Loans.

            (h) OTHER DOCUMENTS. Receipt by the Agent of such other certificates and documents as it may reasonably request.

            (i) LOAN AGREEMENT DEFAULT. No Event of Default under the 1985 Loan Agreement, no event of the nature described in Section 5.01(a) of the Mortgage which with the giving of notice or lapse of time or both would constitute such an Event of Default, and no event of the nature described in Sections 5.01(f) and (g) of the New Mortgage (as defined in the 1985 Loan Agreement) or Sections 5.01(e) and (f) of the Consolidated Mortgage (as defined in the 1985 Loan Agreement) shall have occurred and be continuing.

            (j) MARKET CONDITIONS. There shall be no (i) suspension or material limitation in trading in securities generally on the New York Stock Exchange (the "NYSE"); (ii) suspension or material limitation in trading in the Company's securities on the NYSE; (iii) general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iv) since November 21, 1994, outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Agent makes it impracticable or inadvisable to proceed with the transactions contemplated hereunder on the terms and in the manner contemplated herein.

            (k) CONSENT TO ASSIGNMENT. The Borrower shall have obtained the unconditional consent of RCP and RCPA to the assignment to the Collateral Agent of the Mortgage and the Mortgage Note and such consent shall be in full force and effect.

            (l) BUSINESS COMBINATION. Except with respect to the issuance of the Warrants and the Stock Appreciation Rights, the Borrower shall not have entered into any arrangement or agreement in respect of a "business combination" as defined in the Certificate of Incorporation of the Borrower (but disregarding any reference to an "Acquiring Person" in such definition).

            3.02. OBLIGATION OF BORROWER TO CLOSE. The obligation of the Borrower to close the loan transaction contemplated hereby is subject to Whitehall not being in default of its obligation to close the purchase of the 14% Debentures.


                                    SECTION 4
                   REPRESENTATIONS AND WARRANTIES OF BORROWER

            The Borrower hereby represents and warrants to the Lenders that on the date hereof and on the Closing Date (before and after giving effect to the making of the Loans):

            4.01.  EXISTENCE, POWER AND OWNERSHIP.

            (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and it has all power and authority under such laws and its certificate of incorporation and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            (b) It is subject to taxation as a real estate investment trust (a "REIT") under Subchapter M of the Code and has satisfied all requirements to continue to qualify as a REIT. It is not aware of any fact or circumstance that could reasonably be expected to prevent it from continuing to so qualify in the future.

            4.02. AUTHORIZATION. It has the corporate power and authority to enter into this Loan Agreement and the other Loan Documents and to perform its obligations under and consummate the transactions contemplated by such Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.

            4.03. NO VIOLATIONS OR CONFLICTS. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its certificate of Incorporation or By-laws, (ii) violate any law, regulation (including without limitation Regulation G, T, U or X), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate or materially conflict with any contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with the Loan Documents) upon or with respect to its properties.

            4.04. CONSENTS. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Loan Agreement or any of the other Loan Documents, except for the consent of RCP and RCPA to the assignment to the Collateral Agent of the Mortgage and the Mortgage Note and except for any Hart-Scott-Rodino Act filings in connection with the exercise of the Warrants.

            4.05. ENFORCEABLE OBLIGATIONS. This Loan Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

            4.06. FINANCIAL CONDITION; SECURITIES AND EXCHANGE COMMISSION FILINGS. (a) Since January 1, 1992, the Borrower has made all required filings with the Securities and Exchange Commission, and such filings are complete and correct in all material respects and do not contain any untrue statement of a material fact or omit any material fact required to be stated therein necessary to make the statements therein not misleading. The financial statements of the Borrower contained in such filings are true and correct and fairly present the financial condition and results of operations of the Borrower as of their dates and for the respective periods covered thereby; such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as noted therein); and since the date of such financial statements, except as disclosed in such filings with the Securities and Exchange Commission made on or prior to the date hereof, there have occurred no changes or circumstances which have had or are likely to have a material adverse effect on the Borrower and the financial statements referenced above.

            (b) The Borrower has delivered to the Agent true and correct copies of correspondence between the Borrower and the Securities and Exchange Commission relating to the Borrower's filing on Form 10-K for the year ended December 31, 1993.

            4.07. NO DEFAULT. No Default or Event of Default presently exists.

            4.08. LIENS. Except for Permitted Liens, it has good and marketable title to all of its properties and assets free and clear of all Liens.

            4.09. INDEBTEDNESS. It has no Indebtedness (including, without limitation, any Guaranty Obligations) except for the Loan, the 14% Debentures and the other Indebtedness specified on Schedule 4.09 hereto.

            4.10. LITIGATION. Except as specified in Schedule 4.10 hereto, there are no actions, suits or legal, equitable, arbitration or administrative proceedings (including those relating to environmental matters), pending or, to the knowledge of the Borrower threatened, against the Borrower which, if adversely determined, would have a material adverse effect on the financial condition of the Borrower. The Borrower is not aware of any fact or condition in respect of the Real Estate that could reasonably be expected to result in any such action, suit, or proceeding or in the incurrence of any material liability in respect of environmental matters.

            4.11. MATERIAL AGREEMENTS. Except as specified on Schedule 4.11 hereto and except agreements filed as exhibits to its filings with the Securities and Exchange Commission prior to the date hereof, it is not a party to any material contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation other than (i) the Loan Documents, (ii) the documents evidencing the Indebtedness described in Section 4.09, and (iii) the Mortgage, Mortgage Note, 1985 Loan Agreements and any agreement or obligation relating to the mortgage loan evidenced by the foregoing. Except as specified in Schedule 4.11 hereto and except as disclosed in its filings with the Securities and Exchange Commission prior to the date hereof, it is not engaged in any negotiations with, and has no plans or intention to enter into any other agreements, or modifications of agreements, with RCP or RCPA.

            4.12. TAXES. It has filed, or caused to be filed, all material reports and returns with respect to taxes (federal, state, local and foreign) required to be filed and such reports and returns were true, complete and accurate in all material respects and it has paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other material taxes, fees, assessments and other governmental charges (including documentary stamp taxes and intangible taxes) owing (or necessary to preserve any Liens in favor of the Collateral Agent), by it, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles, but only so long as there is no material liability or any risk of material loss, sale or forfeiture of any collateral pledged to the Collateral Agent. It is not aware of any proposed material tax assessments against it. No extension of time for assessment or payment by the Borrower of any federal, state or local tax is in effect. All mortgage recording taxes in respect of the Mortgage have been paid.

            4.13. COMPLIANCE WITH LAW. It is in compliance with all laws, rules, regulations, orders and decrees applicable to it or to its properties.

            4.14. ERISA. Except for the Retirement Income Plan for Salaried Employees of Rockefeller Group, Inc., as amended or supplemented in the ordinary course of business from time to time (the "RGI Plan"), neither it nor its ERISA Affiliates have established, maintained or been obligated to contribute to any Plan at any time during the five calendar years preceding the Closing Date.

            4.15. SUBSIDIARIES. It has no Subsidiaries other than Deucalion Capital Corporation, a Delaware corporation.

            4.16. USE OF PROCEEDS; MARGIN STOCK. It will use the proceeds of the Loans hereunder on the Closing Date solely to retire its outstanding commercial paper, to pay fees and expenses in connection with this Loan Agreement and to satisfy the interest rate swap agreements specified in paragraph B. of Schedule 4.09; PROVIDED, that, if any such commercial paper may not be prepaid on the Closing Date, the Borrower will place sufficient funds for prepayment in full thereof in escrow with the applicable paying agent. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation G, T, U, or X or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G, T, U or X. As of the Closing Date the Borrower does not own any "margin stock".

             4.17. GOVERNMENT REGULATION. It is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act, each as amended. In addition, it is not (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            4.18. PARI PASSU OBLIGATIONS. The obligations of the Borrower hereunder and under the Notes and under the Debenture Purchase Agreement and the 14% Debentures rank and will at all times rank PARI PASSU with all other obligations of the Borrower in respect of its unsubordinated indebtedness for borrowed money, and there is no indebtedness for borrowed money of the Borrower senior to the Notes or the 14% Debentures.

            4.19. OWNERSHIP OF REAL ESTATE. The Borrower has good and marketable title to the Mortgage Note, the Mortgage, the Letters of Credit (as specified on Schedule II to the Collateral Trust Agreement (the "Letters of Credit")) and the Title Insurance (as defined in the Collateral Trust Agreement), free and clear of all liens, except (i) the liens to be granted pursuant to the Loan Documents and (ii) the restrictions on transfer contained in the 1985 Loan Agreement, the Letters of Credit and the Title Insurance. The Borrower has not granted to any other person any rights, recorded or unrecorded, in the Mortgage or the Mortgage Note. To the best of the Borrower's knowledge, no person, other than the Borrower, has any right or option, recorded or unrecorded, to acquire the Real Estate or any portion thereof or interest therein. The Mortgage remains a valid lien on all the Real Estate and on the Lessor's interest in all Leases (as defined in the Mortgage), with a priority in all material respects no less than its priority as of September 19, 1985 except as such priority may be affected by the subordination referred to in Clause (ii) of Recital G to the Amendment and Restatement of the Mortgage dated as of December 1, 1988. The outstanding aggregate principal amount of the Mortgage
Note is $1,300,000,000, and no default exists thereunder.

            4.20. NO PENDING CONDEMNATION OR EMINENT DOMAIN. The Borrower has no knowledge of any pending or threatened condemnation or eminent domain proceedings which would affect the Real Estate.

            4.21. CAPITALIZATION. As of the date hereof, the Borrower's authorized capital stock consists of 150,000,000 shares of Common Stock and 38,260,704 shares of Common Stock were issued and outstanding, no shares of Common Stock were held in treasury, and there were no outstanding employee stock options. The Common Stock constitutes all of the issued and outstanding capital stock of the Borrower. There are no other classes of capital stock of the Borrower authorized or outstanding. The outstanding Common Stock is duly authorized, validly issued, fully paid and non-assessable. Except for the transactions contemplated by the Loan Documents and except in respect of the Indenture Securities, there are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the Borrower's authorized and issued, unissued or treasury shares of capital stock, and the Borrower has not issued any debt securities, other securities, rights or obligations that are currently outstanding and are convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, capital stock of the Borrower.


                                    SECTION 5
                      AFFIRMATIVE COVENANTS OF THE BORROWER

            The Borrower hereby covenants and agrees that so long as this Loan Agreement is in effect and until the Loans, together with interest, fees and other obligations hereunder, have been paid in full:

            5.01. INFORMATION COVENANTS. The Borrower will furnish, or cause to be furnished, to the Lenders:

            (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, a balance sheet of the Borrower as at the end of such fiscal year together with related statements of income and retained earnings and of cash flows for such fiscal year, all in reasonable detail and examined by independent certified public accountants of recognized national standing whose opinion shall be to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except for changes with which such accountants concur) and shall not be qualified as to the scope of the audit, all of the foregoing to be in reasonable detail and in form and substance satisfactory to the Agent.

            (b) AUDITOR'S CERTIFICATE. At the time of delivery of the financial statements provided for in Section 5.01(a) hereof, a certificate from the accountants examining such financial statements, that, to the best of their knowledge, no Event of Default exists, or, if any Event of Default does exist, providing a reasonably detailed summary of all relevant information known to such accountants.

            (c) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, (i) except for the fourth fiscal quarter of each fiscal year, a balance sheet of the Borrower as at the end of such quarterly period together with related statements of income and retained earnings for such quarterly period and for the portion of the fiscal year ending with such period, all in reasonable detail and in form and substance satisfactory to the Agent, and accompanied by a certificate of the President of the Borrower as being true and correct and as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments, (ii) a report showing the calculation of Net Cash Flow for such fiscal quarter and (iii) estimates made in good faith by the Borrower of the items specified in (ii) above relating to the next fiscal quarter. For so long as the Borrower is required to file reports pursuant to the Securities Exchange Act of 1934, the Borrower may satisfy its obligations under Section 5.01(a) and 5.01(c)(i) hereof by delivering to the Agent, within the time periods specified in such Sections, copies of its reports on Form 10-K and Form 10-Q, respectively, with the Securities and Exchange Commission.

            (d) OFFICER'S CERTIFICATE. At the time of delivery of the financial statements provided for in Section 5.01(c) hereof, a certificate of the President of the Borrower substantially in the form of Exhibit B to the effect that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

            (e) AUDITOR'S REPORTS. Promptly upon receipt thereof, a copy of any other report or management letter submitted by independent accountants to the Borrower in connection with any annual, interim or special audit of the books of Borrower.

            (f) REAL ESTATE AND OTHER INFORMATION. Promptly upon receipt thereof, copies of all financial information, reports and other documents received by the Borrower pursuant to the 1985 Loan Agreement and the Mortgage, including without limitation, all documents delivered to Borrower pursuant to Sections 6.05 and 6.08 of the 1985 Loan Agreement and Sections 704 and 1010 of the Mortgage .

            (g) OTHER INFORMATION. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower as the Agent may reasonably request, including without limitation copies or summaries of, as the case may be, all non-routine correspondence to or from and summaries of contacts and conversations with RCP, RCPA or any of their affiliates, subject to compliance with any applicable confidentiality restrictions agreed to by the Borrower in good faith.

            (h) NOTICE OF DEFAULT OR LITIGATION. Upon the Borrower obtaining knowledge thereof, it will give written notice to the Agent promptly, but in any event within five Business Days, of the occurrence of any of the following with respect to the Borrower: (i) the occurrence of an event or condition consisting of a Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, (ii) the pendency or commencement of any litigation, arbitral or governmental proceeding against the Borrower in which damages are sought or environmental remediation demanded which exceeds $1,000,000 in any instance or $5,000,000 in the aggregate or which might otherwise materially adversely affect the business, properties, assets, condition (financial or otherwise) or prospects of the Borrower, (iii) any levy of an attachment, execution or other process against its assets in excess of $1,000,000, (iv) the occurrence of an event or condition which shall constitute a default or event of default under any other agreement for borrowed money in excess of $1,000,000, (v) any development in its business or affairs which has resulted in, or which the Borrower reasonably believes may result in, a material adverse effect on the business, properties, assets, condition (financial or otherwise) or prospects of the Borrower, (vi) the institution of any proceedings against, or the receipt of notice of potential liability or responsibility for any violation, or alleged violation of, any federal, state or local law, rule or regulation, the violation of which could give rise to a material liability, or have a material adverse effect on the business, assets, properties condition (financial or otherwise) or prospects of the Borrower, or (vii) the occurrence of an event or condition which may render the Borrower unable to qualify as a REIT under the Code.

            (i) CHANGES TO INDEBTEDNESS. Within 30 days prior thereto, notice of any proposed extension, renewal, refinancing or modification of Indebtedness made pursuant to Section 6.01(iv) or Section 6.15.

            5.02. PRESERVATION OF EXISTENCE AND FRANCHISES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority and will at all times take all reasonable steps necessary to qualify to be taxed as a REIT as long as a REIT is accorded substantially the same treatment under the United States income tax laws from time to time in effect as under Sections 856-860 of the Code, in effect at the date of this Loan Agreement, as originally executed.

            5.03. BOOKS, RECORDS AND INSPECTIONS. The Borrower will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of generally accepted accounting principles applied on a consistent basis (including the establishment and maintenance of appropriate reserves). The Borrower will permit, on reasonable notice, officers or designated representatives of the Lender to visit and inspect its books of account and records and any of its properties or assets and to discuss the affairs, finances and accounts of the Borrower with, and be advised as to the same by, its officers, directors and independent accountants.

            5.04. COMPLIANCE WITH LAW. The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by, all applicable governmental bodies, foreign or domestic, or authorities and agencies thereof (including quasi-governmental authorities and agencies), in respect of the conduct of its business and the ownership of its property.

            5.05. INSURANCE. Except as specified in Schedule 5.05, the Borrower will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

            5.06. MAINTENANCE OF PROPERTY. The Borrower will maintain and preserve its properties and assets in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and assets from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

          5.07. PLAN ASSETS. The Borrower will use its best efforts to not take any action that would cause it to be deemed to hold Plan Assets at any time.

          5.08. INTERCREDITOR AGREEMENT. The Borrower will comply with the terms of the Intercreditor Agreement in respect of payments to be made in respect of the Notes and the 14% Debentures notwithstanding that such terms may alter the provisions set forth herein, in the Notes, in the Debenture Purchase Agreement or in the 14% Debentures.

            5.09. RESALE OF LOAN. The Borrower, upon the request of the Required Lenders from time to time, will exchange the Notes for any other evidences of indebtedness or debt securities, whether floating rate notes, debentures or otherwise (the "New Debt"), and shall enter into any such agreements, whether in the form of an amendment hereto, an indenture, a note purchase agreement or otherwise (the "New Documents"), as shall be deemed necessary or desirable by the Lenders in connection with the resale of the Loans, whether as a private placement, a registered public offering or otherwise, provided only that the aggregate principal amount of the New Debt shall be equal to the unpaid principal amount of the Loans at the time of exchange and the business terms (including aggregate interest) of the New Documents shall be substantially the same as the business terms (including affirmative and negative covenants) contained herein. Notwithstanding the foregoing, it is understood by the parties that (a) the definition of the terms "LIBO Rate" and "Interest Period" may be revised to provide for one-month Interest Periods and a corresponding adjustment of the 4% margin if the definition of the term "Interest Period" (but not the definition of "LIBO Rate") should change, (b) the New Debt shall be in such denominations and tranches and have such other features (including, without limitation, intercreditor and/or priority arrangements) as may be deemed appropriate by the Lenders, (c) the New Documents will contain additional terms and provisions governing the voting rights of the holders of the New Debt including the requirement of unanimous approval of the holders of New Debt for waivers or amendments in respect of Section 6.12 and any release of security for the New Debt, in each case, to the extent desired by the Lenders, any provision relating to payment of interest, repayment of principal or payment of any fees or indemnities and any other provisions customarily so treated, (d) the New Documents will contain such additional terms and provisions as are customarily contained in such documents governing the issuance of debt including provisions governing the rights of indenture trustees and/or administrative agents and bank set-off and sharing provisions, as applicable, (e) the New Documents will contain such other additional terms and provisions as are reasonably requested by the Lenders in order to effectuate the resale of the Loans and such other additions hereto or variations herefrom as are requested by any rating agency rating the New Debt, including, without limitation, requiring accrual of payments that are due in escrow or trust accounts, except to the extent otherwise prohibited by the 1985 Indenture and except that no such escrow shall be required in respect of regularly scheduled payments on account of the Loans and (f) the New Documents will be in such form and will contain such terms and provisions as are necessary to comply with all applicable securities laws, including, in the case of an indenture, the Trust Indenture Act of 1939, as amended. In furtherance of the foregoing, the Borrower will provide the Lenders with all such documents and information, financial or otherwise, assist in all such due diligence and do such other things and enter into such other agreements as are necessary or, in the judgment of the Lenders, desirable to resell the Loans and carry out the intent of this Section 5.09. The term "Lender" as used in this Loan Agreement shall include any trustee for an indenture pursuant to which the New Debt is issued.


                                    SECTION 6
                               NEGATIVE COVENANTS

            The Borrower hereby covenants and agrees that so long as this Loan Agreement is in effect and until the Loans, together with all interest, fees and other obligations hereunder, have been paid in full:

            6.01.  INDEBTEDNESS.    The Borrower will not contract, create,
incur, assume or permit to exist any Indebtedness, except:

            (i) Indebtedness arising under this Loan Agreement and the other Loan Documents;

           (ii) Current liabilities for taxes and assessments incurred or arising in the ordinary course of business;

          (iii) Indebtedness in respect of current accounts payable or accrued (other than for borrowed money or purchase money obligations) and incurred in the ordinary course of business; PROVIDED, that all such liabilities, accounts and claims shall be paid when due (or in conformity with customary trade terms);

           (iv) Indebtedness in effect on the date hereof (as specified in Schedule 4.09) and any extensions, renewals or refinancings thereof in an amount not to exceed the outstanding accreted amount thereof on the date of refinancing; PROVIDED that no such Indebtedness may be renewed, extended or refinanced if, as a result thereof, quarterly debt service of the Borrower would be materially increased or Net Cash Flow of the Borrower would be materially decreased;

            (v) Unsecured Indebtedness in an aggregate amount not to exceed $10,000,000 at any time outstanding incurred by the Borrower to cover working capital needs; and

           (vi) 14% Debentures issued in connection with the conversion of Stock Appreciation Rights.

            6.02.  LIENS.  Except with respect to Permitted Liens, the
Borrower will not (i) contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, (ii) sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to it) or (iii) assign any right to receive income.

            6.03. NATURE OF BUSINESS. The Borrower (i) will not alter the character or conduct of its business from that conducted as of the Closing Date which is and shall be limited to the ownership and management of the Mortgage, the

Mortgage Note and the partnership interests in any partnership which owns the Real Estate and (ii) will not permit its Subsidiary to engage in any business activity whatsoever or to own any assets or incur any liabilities.

            6.04. CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS. The Borrower will not dissolve, liquidate, or wind up its affairs, and will not enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of its property or assets or, other than in the ordinary course of its business, purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any part of the property or assets of any Person, except that the Borrower may merge or be consolidated with any other U.S. corporation so long as (i) the Borrower shall be the surviving corporation, (ii) after giving effect to any such transaction, no Default or Event of Default shall exist, including, without limitation, any Default in respect of Section 6.03 and (iii) the surviving corporation shall have a number of authorized, issued and outstanding shares of capital stock no greater than that of the Borrower immediately prior to such transaction.

            6.05. ADVANCES, INVESTMENTS AND LOANS. The Borrower will not lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.

            6.06. TRANSACTIONS WITH AFFILIATES. The Borrower will not enter into any transaction or series of transactions with any stockholder, employee or Affiliate other than on terms and conditions substantially as favorable to the Borrower as would be obtainable by it in a comparable arm's-length transaction with a Person other than a stockholder, employee or Affiliate, except for employment contracts and other employee benefit plans and arrangements entered into in the ordinary course of business and approved by the compensation committee of the Board of Directors of the Borrower, and compensation arrangements with directors approved by the Board of Directors of the Borrower.

            6.07. OPERATING LEASE OBLIGATIONS. The Borrower will not enter into, assume or permit to exist any obligations for the payment of rent for any property (real, personal or mixed, tangible or intangible) under leases, subleases or similar arrangements as lessee, except for the Borrower's leases for office space on reasonable terms.

            6.08. SALE AND LEASEBACK. The Borrower will not enter into any arrangement pursuant to which it will lease back, as lessee, any property (real, personal or mixed, tangible or intangible) previously owned by it and sold or otherwise transferred or disposed of, directly or indirectly, to the owner-lessor of such property.

            6.09. GOVERNING DOCUMENTS. The Borrower will not propose or initiate any action in respect of any amendment, modification, supplement, waiver or termination of any provisions of its Certificate of Incorporation or By-Laws, except for an amendment to its Certificate of Incorporation to eliminate or modify the "Limit" provided for in Article Ninth (A) thereof.

            6.10. ERISA. Except for the RGI Plan, the Borrower will not establish any Plan or take any action that would cause it to become obligated under any Plan.

            6.11. DIVIDENDS. The Borrower will not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, Common Stock, (i) subject to clauses (ii) and (iii) below, in an amount in excess of $.80 per share per annum, adjusted to reflect any stock splits, stock dividends or similar transactions, unless and to the extent required to meet qualification rules for a REIT requiring distributions of 95% (or such other percentage as may be required by a change in the Code applicable to REITs) (such required distributions are referred to herein as "REIT Distributions"), (ii) at any time when a payment default exists under the Mortgage, the Mortgage Note or the 1985 Loan Agreement except for REIT Distributions and (iii) if the Borrower shall not qualify to be taxed as a REIT under the Code. The Borrower will not make any payment on account of a Warrant or Stock Appreciation Right in an amount per share in excess of the positive difference between (x) any amounts per share paid to holders of Common Stock pursuant to the preceding sentence and (y) $.60 per annum, adjusted to reflect any stock splits, stock dividends or similar transactions; PROVIDED, that this
Section 6.11 shall not operate to prevent the exercise of Warrants or conversion of Stock Appreciation Rights in accordance with their respective terms or any payment on 14% Debentures issued on conversion of Stock Appreciation Rights.

            6.12. MODIFICATIONS TO MORTGAGE. The Borrower will not amend or in any way waive or modify any payment provision of the Mortgage or the Mortgage Note and will not amend Article X of the 1985 Loan Agreement or the Purchase Option.

            6.13. MORTGAGE CONVERSION. The Borrower will not exercise the rights granted to it in the Purchase Option and Article X of the 1985 Loan Agreement.

            6.14. COVERAGE TEST. Net Cash Flow of the Borrower for each twelve-month period ending December 31, determined as of December 1 in each such period (but giving effect to payments due and revenues anticipated through December 31), shall not be less than 125% of the Fixed Amortization Amount for such period.

            6.15. MODIFICATION OR PREPAYMENT OF INDEBTEDNESS. The Borrower will not modify any Indebtedness if (i) quarterly debt service of the Borrower would be materially increased or Net Cash Flow of the Borrower would be materially decreased as a result thereof or (ii) the business, properties, assets, condition (financial or otherwise) or prospects of the Borrower might otherwise be materially adversely affected. The Borrower will not prepay or acquire any of its Indebtedness (other than as required by the terms thereof as in effect on the date hereof or permitted hereunder in respect of the Loans or under the Debenture Purchase Agreement in respect of the 14% Debentures and except for the Indebtedness permitted under Section 6.01(v)) and will cause to remain outstanding in full force and effect until their respective termination dates the interest rate swap agreements specified in paragraph A of Schedule 4.09.


                                    SECTION 7
                                EVENTS OF DEFAULT

            7.01. EVENTS OF DEFAULT. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

            (a) PAYMENT. The Borrower shall (i) default in the payment when due of any principal owing hereunder or under the Notes (including any mandatory prepayment required hereunder or any voluntary prepayment after giving notice thereof in accordance with Section 2.05), or (ii) default in the payment when due of any interest, fees or other amounts owing hereunder, under the Notes, the Collateral Trust Agreement, the Security Documents or the Letter Agreement or in connection herewith and such default referred to in this subpara-graph (ii) shall continue unremedied for at least ten days; or

            (b) REPRESENTATIONS. Any representation, warranty or statement made on the date hereof or deemed to be made as of the Closing Date by the Borrower herein or in any of the Security Documents, the Collateral Trust Agreement or the Letter Agreement or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; or

            (c) COVENANTS. The Borrower shall (i) default in the due performance or observance of any term, covenant or agreement contained in
      Section 5.01(h)(i) or in Section 6 (other than Sections 6.06, 6.07 and 6.10), or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsection
      (a), (b) or (c) (i) of this Section 7.01) contained in this Loan Agreement and such default referred to in this subparagraph (ii) shall continue unremedied for a period of at least 30 days after notice from the Agent of such default; or

            (d) OTHER AGREEMENTS. The Borrower shall default in the due performance or observance of any term, covenant or agreement in any of the Security Documents, the Collateral Trust Agreement or the Letter Agreement (subject to applicable grace or cure periods, if any) applicable to it, or the Security Documents, the Collateral Trust Agreement or the Letter Agreement shall fail to be in full force and effect or to give the Collateral Agent, the Agent and the Lenders the Liens, rights, powers and privileges purported to be created thereby (except insofar as such failure is due to the act of the Collateral Agent, the Agent or any Lender); or

            (e) BANKRUPTCY, ETC. (i) The Borrower shall commence a voluntary case concerning itself under the Bankruptcy Code in Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the "Bankruptcy Code"); or (ii) an involuntary case is commenced against the Borrower under the Bankruptcy Code and the petition is not dismissed within 90 days after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of the Borrower; or
      (iv) the

      Borrower commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower; or (v) there is commenced against the Borrower any such proceeding which remains undismissed for a period of 90 days after commencement of such proceeding; or (vi) the Borrower is adjudicated insolvent or bankrupt; or (vii) any order of relief or other order approving any such case or proceeding is entered; or (viii) the Borrower suffers appointment of any custodian or the like for it or for any substantial part of its property and such appointment continues unchanged or unstayed for a period of 90 days after commencement of such appointment; or (ix) the Borrower makes a general assignment for the benefit of creditors; or (x) any corporate action is taken by the Borrower for the purpose of effecting any of the foregoing; or

            (f) DEFAULTS UNDER OTHER AGREEMENTS. (i) The Borrower shall (x) default in any payment in an amount of $1,000,000 or more (beyond the applicable grace period with respect thereto, if any) with respect to any other Indebtedness, or (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default, in the case of (y), or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness, in an amount of $1,000,000 or more, to become due prior to stated maturity, or (ii) any such Indebtedness of the Borrower, in an amount of $1,000,000 or more, shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof.

            (g) JUDGMENTS. One or more final judgments or decrees shall be entered against the Borrower involving a liability of $1,000,000 or more in any instance, or $5,000,000 or more in the aggregate for all such judgments and decrees collectively (not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged, paid or stayed or bonded pending appeal within the time permitted to appeal therefrom.

            7.02 REMEDIES. Upon the occurrence of an Event of Default, the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions without prejudice to its rights to enforce its claims against the Borrower, except as otherwise specifically provided for herein:

            (i) ACCELERATION OF LOAN. Declare the unpaid principal of and any accrued interest in respect of the Loans and the Notes to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and

           (ii) ENFORCEMENT OF RIGHTS. Enforce any and all Liens and security interests in favor of the Agent and the Lenders in respect of the Notes and the Loans and any other amounts due, including, without limitation, all rights and interests created and existing under any of the Security Documents, the Collateral Trust Agreement and the Letter Agreement and all rights of set-off;

PROVIDED, HOWEVER, that, notwithstanding the foregoing, if an Event of Default specified in Section 7.01(e) shall occur, then the Notes and the Loans shall immediately become due and payable without the giving of any notice or other action by the Agent or any Lender.


                                    SECTION 8
                            THE AGENT AND THE LENDERS

            8.01. THE AGENCY. Each Lender appoints Goldman Sachs Mortgage Company as its Agent hereunder and irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and thereunder as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto, including the execution and delivery by the Agent on behalf of such Lender of the Collateral Trust Agreement and any documents related thereto and the exercise by the Agent of powers delegated to the Agent and the Lenders thereby, and the Agent hereby accepts such appointment subject to the terms hereof. The relationship between the Agent and the Lenders shall be that of agent and principal only and nothing herein or therein shall be construed to constitute the Agent a trustee for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein.

            8.02. THE AGENT'S DUTIES. The Agent shall promptly forward to each Lender copies, or notify each Lender as to the contents, of all notices and other communications received from the Borrower pursuant to the terms of this Loan Agreement, the Assignment of Mortgage, the Collateral Trust Agreement and the Letter Agreement and, in the event that the Borrower fails to pay when due the principal of or interest on any Loan, the Agent shall promptly give notice thereof to the Lenders. As to any other matter not expressly provided for herein or therein, the Agent shall have no duty to act or refrain from acting with respect to the Borrower, except upon the instructions of the Required Lenders. The Agent shall not be bound by any waiver, amendment, supplement, or modification of this Loan Agreement or the other Loan Documents which affects its duties hereunder and thereunder, unless it shall have given its prior written consent thereto. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements binding on the Borrower pursuant to this Loan Agreement, the Assignment of Mortgage, the Collateral Trust Agreement or the Letter Agreement nor shall it be deemed to have knowledge of the occurrence of any Default or Event of Default (other than a failure of the Borrower to pay when due the principal or interest on any Loan), unless it shall have received written notice from the Borrower or a Lender specifying such Default or Event of Default and stating that such notice is a "Notice of Default".

            8.03. THE AGENT'S LIABILITIES. Each of the Lenders and the Borrower agrees that (i) neither the Agent in such capacity nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them hereunder except for its or their own gross negligence or wilful misconduct, (ii) neither the Agent in such capacity nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them in good faith in reliance upon the advise of counsel, independent public accountants or other experts selected by the Agent, and (iii) the Agent in such capacity shall be entitled to rely upon any notice, consent, certificate, statement or other document (including any telegram, cable, telex, facsimile or telephone transmission) believed by it to be genuine and correct and to have been signed and/or sent by the proper Persons.

            8.04. THE AGENT AS A LENDER. The Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" or "Lenders", unless the context otherwise indicated, include the Agent in its individual capacity. The Agent may, without any liability to account, maintain deposits or credit balances for, invest in, lend money to and generally engage in any kind of banking business with the Borrower or any affiliate of the Borrower as if it were any other Lender and without any duty to account therefor to the other Lenders.

            8.05. LENDER CREDIT DECISION. Neither the Agent nor any of its officers or employees has any responsibility for, gives any guaranty in respect of, nor makes any representation to the Lenders as to, (i) the condition, financial or otherwise, of the Borrower or the truth of any representation or warranty given or made herein or in any other Loan Document, or in connection herewith or therewith or (ii) the validity, execution, sufficiency, effectiveness, construction, adequacy, enforceability or value of this Loan Agreement, the Assignment of Mortgage, the Collateral Trust Agreement or the Letter Agreement or any other document or instrument related hereto or thereto. Except as specifically provided herein and in the Assignment of Mortgage, the Collateral Trust Agreement and the Letter Agreement to which the Agent is a party, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to the operations, business, property, condition or creditworthiness of the Borrower, whether such information comes into the Agent's possession on or before the date hereof or at any time thereafter. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Loan Agreement and to authorize the Agent to execute on its behalf the Collateral Trust Agreement. Each Lender also acknowledges that it will independently and without reliance upon the Agent or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement or any other Loan Document.

            8.06. INDEMNIFICATION. Each Lender agrees (which agreement shall survive payment of the Loans and the Notes) to indemnify the Agent, to the extent not reimbursed by the Borrower, ratably in accordance with their Loans (as of the time of the incurrence of the liability being indemnified against), from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Loan Agreement or any other Loan Document, or any action taken or omitted to be taken by the Agent hereunder or thereunder; PROVIDED, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its officers or employees. Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in such capacity in connection with the preparation, execution or enforcement of, or legal advice in respect of rights or responsibilities under, this Loan Agreement, the Assignment of Mortgage, the Collateral Trust Agreement or the Letter Agreement or any amendments or supplements hereto or thereto, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

            8.07 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time by the Required Lenders by giving written notice thereof to the Agent, the other Lenders and the Borrower at least 10 Business Days prior to the effective date of such removal. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving of notice of resignation, or the Required Lenders' giving notice of removal, as the case may be, the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers privileges and duties of the resigned or removed Agent, and the resigned or removed Agent shall be discharged from its duties and obligations under this Loan Agreement. After any Agent's resignation or removal hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Loan Agreement.


                                    SECTION 9
                                  MISCELLANEOUS

            9.01. NOTICES. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

      if to the Agent:        Goldman Sachs Mortgage Company
                              85 Broad Street, 27th Floor
                              New York, New York  10004

                              Attention:  Steven Mnuchin
                              Telephone:  902-0100
                              Telecopy:   902-3000

                              Copy to:    Frances Bermanzohn
                              Telephone:  902-2609
                              Telecopy:   902-3000

      if to the Borrower:     Rockefeller Center Properties, Inc.
                              1270 Avenue of the Americas
                              New York, New York  10020

                              Attention:  Secretary
                              Telephone:  698-1440
                              Telecopy:   698-1453

      if to the Lenders:      at the addresses set forth on the signature pages
                              hereto

            9.02.  BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS.

            (a) This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED that the Borrower may not assign and transfer any of its interests without prior written consent of the Lenders.

            (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Loan. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Loan Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including the right to approve any amendment, modification or waiver of any provision of this Loan Agreement; PROVIDED, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Loan Agreement described in clauses
(i) through (vi), inclusive, of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.07, 2.09 and 9.04 with respect to its participating interest; PROVIDED, that all amounts payable to a Lender for the account of a Participant under Sections 2.07, 2.09 and 9.04 shall be determined as if such Lender had not granted such participation to the Participant.

            (c) Any Lender may at any time assign to one or more banks or other institutions (each as "Assignee") all or a proportionate part, of its rights and obligations under this Loan Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee, such transferor Lender and the Agent. Upon execution and delivery of such an instrument, notification to the Borrower of such Assignment and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Loan Agreement and shall have all the rights and obligations of a Lender and the transferor Lender shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee.

            (d)   The Agent shall maintain at its address referred to in Section
9.01 a register for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders shall treat only the Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            9.03. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under any of the Security Documents, the Collateral Trust Agreement or the Letter Agreement and no course of dealing between the Borrower and any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any of the Security Documents, the Collateral Trust Agreement or the Letter Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Lenders would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lenders to any other or further action in any circumstances without notice or demand.

            9.04. PAYMENT OF EXPENSES; INDEMNIFICATION. The Borrower agrees to:

            (i) pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery and administration of this Loan Agreement, the Security Documents, the Collateral Trust Agreement and the Letter Agreement and the documents and instruments referred to therein and in connection with the resale of the Loans, the exchange of the Notes for the New Debt and the negotiation, preparation, execution and delivery of any New Documents as contemplated by Section 5.09 (including, without limitation, the fees and expenses of Sullivan & Cromwell and Cleary, Gottlieb, Steen & Hamilton, special counsel to the Agent, and any indenture trustee, administrative agent or like parties in respect of the New Debt, and the reasonable travel expenses of employees of the Agent) and any amendment, waiver or consent relating hereto or thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Loan Agreement and of the Agent and the Lenders in connection with enforcement of the Security Documents, the Collateral Trust Agreement and the Letter Agreement and the documents and instruments referred to therein (including, without limitation, the fees and disbursements of counsel for the Agent and the Lenders);

           (ii) pay and hold the Agent and the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Agent or the Lenders) to pay such taxes;

          (iii) indemnify the Agent and the Lenders, their respective officers, directors, partners, employees, representatives, affiliates and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement, the Security Documents, the Collateral Trust Agreement or the Letter Agreement or the use of proceeds of the Loans hereunder or the consummation of any other transactions contemplated in this Agreement, the Security Documents, the Collateral Trust Agreement or the Letter Agreement (including the resale of the Loans and the exchange of the Notes as contemplated by Section 5.09), including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, as the same are incurred (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified); and

            (iv) if the indemnification provided for in Section 9.04(iii) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then the Borrower shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Borrower on the one hand and the Lenders and the Agent on the other from the consummation of the transactions contemplated in this Loan Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Borrower on the one hand and the Lenders and the Agent on the other in connection with the actions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Borrower on the one hand and the Agent and the Lenders on the other hand shall be deemed to be in the same proportion as the total net proceeds from the Loans (before deducting expenses) received by the Borrower bear to the net fees paid in accordance with Section 3.01(g) and retained by the indemnified Agent or Lender. The relative fault shall be determined by reference to, among other things, whether the action of the Borrower on the one hand or the Lenders and the Agent on the other and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Borrower and the Lenders and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection
      (iv) were determined by any method of allocation which does not take account of the equitable considerations referred to above in this subsection (iv). The amounts paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, as the same are incurred.

Neither the Agent nor any Lender, nor any of their partners, directors, officers, agents or employees, shall be liable to the Borrower for any action taken or omitted to be taken by it or any of them under or in connection with any Loan Document, except for gross negligence or willful misconduct attributable to such Person.

            9.05.  AMENDMENTS, WAIVERS AND CONSENTS.  Any provision of this
Loan Agreement, the Notes, any of the Security Documents, the Collateral Trust Agreement or the Letter Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED, that no such amendment, waiver or modification shall, unless signed by all the Lenders (i) subject any Lender to any additional obligation,
(ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the percentage of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this
Section 9.05 or any other provision of this Loan Agreement, (v) release all or substantially all of the collateral for the Loans or (vi) amend or waive the provisions of Section 6.12 or this Section 9.05.

            9.06. COUNTERPARTS. This Loan Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Loan Agreement to produce or account for more than one such counterpart.

            9.07. HEADINGS. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Loan Agreement.

            9.08. SURVIVAL OF INDEMNITIES. All indemnities set forth herein, including, without limitation, in Section 9.04, shall survive the execution and delivery of this Loan Agreement, the making of the Loan, and the repayment of the Loan and other obligations hereunder.

            9.09.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

            (a) THIS LOAN AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Nothing herein shall affect the right of the Agent or any Lender to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction.

            (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Loan Agreement, any of the Security Documents, the Collateral Trust Agreement or the Letter Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

            9.10. SEVERABILITY. If any provision of this Loan Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

            9.11. ENTIRETY. This Loan Agreement together with the other Loan Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Loan Documents or the transactions contemplated herein; PROVIDED, HOWEVER, that nothing contained herein shall affect any of the obligations of the Borrower to Goldman, Sachs & Co. and Whitehall (and their respective affiliates) under the letter of intent, dated November 17, 1994 among the Borrower and Goldman, Sachs & Co. and Whitehall.

            9.12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Loan Agreement to be duly executed under seal and delivered as of the date first above written.


                        ROCKEFELLER CENTER PROPERTIES, INC.



                        By:/s/ RICHARD M. SCARLATA
                           -----------------------
                           Richard M. Scarlata
                           President and CEO


                        GOLDMAN SACHS MORTGAGE COMPANY, as Agent and as Lender


                              By: Goldman Sachs Real Estate Funding Corp., General Partner


                              By:/s/ STEVEN T. MNUCHIN
                                 ---------------------
                                 Steven T. Mnuchin
                                 President


                        Loan Commitment:        $150,000,000

                             SCHEDULE 3.01


                                 FEES


            The Agent shall be paid a fee in the amount of 4.75% of the aggregate principal amount of the Loans.

                             SCHEDULE 4.09

                              INDEBTEDNESS




A.  OUTSTANDING INDEBTEDNESS

    Current Coupon Convertible Debentures due 2000                $213,170,000

    Zero Coupon Convertible Debentures due 2000                    326,863,314(1)

    Letter of Credit supporting Company's Commercial Paper
        Program                                                    200,000,000

    Accrued interest payable in connection with Current Coupon
        Convertible Debentures due 2000                             50,954,187(2)

    Dividends payable December 30, 1994                              5,739,106(3)

    Interest rate swaps (See Part C(i))                             19,046,677(4)
                                                               -------------------
                                                                  $815,773,284
                                                               -------------------
                                                               -------------------

(1) Accreted value at 12/31/94
(2) Accrued balance at 11/30/94
(3) Dividend declared 12/12/94
(4) Net mark-to-market settlement price at 11/30/94 as reported by SWAP counterparties




B.  OUTSTANDING INDEBTEDNESS TO BE REPAID ON OR AFTER CLOSING DATE

    Letter of Credit supporting Company's Commercial Paper
        Program                                                   $200,000,000

    Interest rate swaps (See Part C(ii))                            13,005,995
                                                               -------------------
                                                                  $213,005,995
                                                               -------------------
                                                               -------------------


                                     1 of 3

SWAPS
30-Nov-94

                                                                                                                            Net
        Financial                       Notional        Maturity       RCPI                     RCPI                     Receipt/
C(i)   Institution                      Principal         Date       Receives                   Pays                     (Payment)
- -----------------------------------------------------------------------------------------------------------------------------------
                         SWAP #                                     Float Rate               Fixed Rate
     AIG Finan Pr             5       (30,000,000)     14-Jan-98     5.37500%    1,612,500    9.84000%    (2,952,000)   (1,339,500)

     Barclay's                6       (25,000,000)     12-Mar-98     5.31250%    1,328,125    9.33000%    (2,332,500)   (1,004,375)

     Barclay's                8       (50,000,000)     20-Apr-98     5.81250%    2,906,250    9.68500%    (4,842,500)   (1,936,250)
                                     ------------                                ---------               -------------------------
                                     (105,000,000)                   5.56845%    5,846,875    9.64476%   (10,127,000)   (4,280,125)
                                     ------------                                ---------               -------------------------
                                     ------------                                ---------               -------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

(ii) SWAPS to be settled on or after closing date

    Liability swaps      SWAP #                                      Float Rate               Fixed Rate

     Chase Manhat             7       (20,000,000)     02-Feb-98     5.31250%    1,062,500    9.14000%    (1,828,000)     (765,500)

     Chase Manhat             1       (30,000,000)     15-Oct-99     4.87500%    1,462,500    9.98000%    (2,994,000)   (1,531,500)
     Chase Manhat             2       (30,000,000)     15-Oct-99     4.87500%    1,462,500    9.98000%    (2,994,000)  (1,531,5000)

     Chase Manhat             3       (20,000,000)     05-Oct-99     5.06250%    1,012,500    9.84000%    (1,968,000)     (955,500)
     Chemical Ban             9       (50,000,000)     10-Jun-99     5.81250%    2,906,250    9.73600%    (4,868,000)   (1,961,750)

     Bank of Amer             4       (30,000,000)     30-Jun-97     5.25000%    1,575,000    9.84190%    (2,952,570)   (1,377,570)
                                     ------------                                ---------               -------------------------
                                     (180,000,000)                   5.26736%    9,481,250    9.78032%   (17,604,570)   (8,123,320)
                                     ------------                                ---------               -------------------------
                                     ------------                                ---------               -------------------------


                                                                             Mark-to
       Financial           Net                                               Market
C(i)  Institution         Rate                Floating Rate Re-sets         30-Nov-94
- ---------------------------------------------------------------------------------------


     AIG Finan Pr        4.46500%       1/14,     7/14                     (2,040,072)

     Barclay's           4.01750%       3/12,     9/12                     (1,231,010)

     Barclay's           3.87250%       4/20,     10/20                    (2,769,600)
                                                                          -----------
                         4.07631%                                          (6,040,682)
                                                                          -----------
                                                                          -----------

- ------------------------------------------------------------------------------------------------------------------------------------

(ii) SWAPS to be settled on or after closing date


     Chase Manhat        3.82750%       2/2,      8/2                        (954,295)

     Chase Manhat        5.10500%       6/21,     12/21                    (3,028,516)
     Chase Manhat        5.10500%       6/22,     12/22                    (3,025,333)

     Chase Manhat        4.77750%       6/29,     12/29                    (1,853,551)
     Chemical Ban        3.92350%       4/20,     10/20                    (3,581,000)

     Bank of Amer        4.59190%       1/12,     7/12                     (1,906,000)
                                                                          -----------
                         4.51296%                                         $14,348,695)
                                                                          -----------
                                                                          -----------

                                     2 of 3

(ii) SWAPS to be settled on or after closing date (cont'd.)
     (cont.)


- ---------------------------------------------------------------------------------------------------------------------------------
       Financial                Notional                      RCPI                                                   Net Receipt/
      Institution               Principal   Maturity Date    Receives                    RCPI Pays                     (Payment)
- ---------------------------------------------------------------------------------------------------------------------------------
                      SWAP #                               Fixed Rate                   Float Rate
     Chemical Ban          2    5,000,000     30-Nov-95     9.70000%        485,000      5.93750%       (296,875)       188,125

     Chemical Ban          4    5,000,000     29-Mar-96     9.23000%        461,500      5.25000%       (262,500)       199,000
     Chemical Ban          3    5,000,000     15-Sep-96     9.24500%        462,250      5.06250%       (253,125)       209,125

     Bank of Amer          8    5,000,000     15-Feb-96     9.43000%        471,500      5.81250%       (290,625)       180,875

     Bank of Amer          5    5,000,000     19-Sep-96     9.47000%        473,500      5.06250%       (253,125)       220,375
     Bank of Amer          7    5,000,000     30-Sep-97     9.56000%        478,000      5.26560%       (263,280)       214,720

     Bank of Amer          6    5,000,000     15-Apr-98     9.58700%        479,350      5.62500%       (281,250)       198,100
                               ----------                                 ---------                   -------------------------
                               35,000,000                   9.46029%      3,311,100      5.43080%     (1,900,780)     1,410,320
                               ----------                                 ---------                   -------------------------
                               ----------                                 ---------                   -------------------------


- ------------------------------------------------------------------------------------------
                                                                                  Mark-to
      Financial                                                                   Market
     Institution         Net Rate              Floating Rate Re-sets             30-Nov-94
- ------------------------------------------------------------------------------------------
     Chemical Ban        3.76250%       2/16,     5/16,     8/16,     11/16        113,700

     Chemical Ban        3.98000%       3/29,     6/29,     9/29,     12/29        161,000
     Chemical Ban        4.18250%       3/15,     6/15,     9/15,     12/15        135,000

     Bank of Amer        3.61750%       2/15,     5/15,     8/15,     11/15        245,000

     Bank of Amer        4.40750%       3/21,     6/21,     9/21,     12/21        191,000
     Bank of Amer        4.29440%       3/30,     6/30,     9/30,     12/30        241,000

     Bank of Amer        3.96200%       1/17,     4/17,     7/17,     10/17        256,000
                                                                               -----------
                         4.02949%                                                1,342,700
                                                                               -----------
     SWAPS to be settled on or after closing date                              (13,005,995)
                                                                               -----------
     Total at 11/30/94                                                         (19,046,677)
                                                                               -----------
                                                                               -----------


                                     3 of 3

                             SCHEDULE 4.10

                               Litigation


      Bear Stearns & Co. Inc. and Donaldson, Lufkin & Jenrette Securities Corporation have threatened to initiate litigation against the Borrower to recover an investment banking fee in the amount of approximately $4 million claimed to be due from the Borrower to such firms.

                                  SCHEDULE 4.11

                             Material Agreements and
                          Negotiations with RCP or RCPA




Material Agreements            --   No exceptions

Negotiations with RCP or RCPA  --   The Borrower has requested the consent
                                    specified in Section 3.01(k) and discussions with respect to such consent are ongoing.

                                  SCHEDULE 5.05

                                    Insurance


      The Borrower's Directors' and Officers' Insurance Policy contains an endorsement (No. 7) reading as follows:

      It is agreed that the Insurer shall not be liable to make any payment for Loss in connection with any claim made against the Insureds brought by or on behalf of Rockefeller Group, Inc., any of its subsidiaries (directly or indirectly owned), its management and all entities controlled by or affiliated with Rockefeller Group, Inc. and the management thereof.

                                                            EXHIBIT A TO
                                                            LOAN AGREEMENT

                               EXHIBIT A

                     FLOATING RATE PROMISSORY NOTE


$___________                  December __, 1994


      ROCKEFELLER CENTER PROPERTIES, INC., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of ______________ (the "Lender"), to the account of ________________________ at
__________________, in lawful money of the United States, the principal sum of $____________ on December 31, 2000. This Note shall bear interest on the unpaid principal amount hereof, payable at the rates and on the dates set forth in the Loan Agreement (as hereinafter defined).

      Except as provided in the Loan Agreement, if this Note becomes due and payable on a day which is not a Business Day (as defined in the Agreement), the maturity hereof shall be extended to the next succeeding Business Day, and interest shall be payable hereon at the rate specified in the Agreement during such extension.

      Except as provided in the Loan Agreement, the Borrower waives presentment, demand, protest or other notice of any kind.

      This Note is one of the Notes referred to in the Loan Agreement, dated as of December __, 1994, among the Borrower, the Lenders parties thereto and Goldman Sachs Mortgage Company, as Agent (the "Loan Agreement"), and is entitled to the benefits provided therein. This Note is subject to prepayment in whole or in part and its maturity is subject to acceleration upon the terms provided in the Loan Agreement.

               ROCKEFELLER CENTER PROPERTIES, INC.


               By
                 -----------------------------------

                                                            EXHIBIT B TO
                                                            LOAN AGREEMENT

                               EXHIBIT B

                         OFFICER'S CERTIFICATE


      I, _________________________, ________________ of Rockefeller Center
Properties, Inc. (the "Borrower"), hereby certify that, to the best of my knowledge, with respect to that certain Loan Agreement among the Borrower, the Lenders parties thereto and Goldman Sachs Mortgage Company, as Agent, dated as of December __, 1994, as of the date hereof no Default or Event of Default has occurred and is continuing.


      This the ________ day of _______________, 19___.



                     -------------------------
                     Name:
                          --------------------
                     Title:
                           -------------------

                                                            EXHIBIT C TO
                                                            LOAN AGREEMENT

                                   Exhibit C


                       Form of Assignment of Mortgages


               See Exhibit A to the Collateral Trust Agreement
                      (filed as Exhibit 4.10 to this 8-K).

                                                            EXHIBIT D TO
                                                            LOAN AGREEMENT

                                   Exhibit D


                      Form of Collateral Trust Agreement


                      See Exhibit 4.10 to this Form 8-K

                                                            EXHIBIT E TO
                                                            LOAN AGREEMENT

                                   Exhibit E


                            Form of Letter Agreement


                  See Exhibit E to Collateral Trust Agreement
                    (filed as Exhibit 4.10 to this Form 8-K)

                                                            EXHIBIT F TO
                                                            LOAN AGREEMENT

                                   Exhibit F


                    Form of Registration Rights Agreement


                      See Exhibit 4.11 to this Form 8-K